Contact:    Donald F.  Holt                                 January 26, 1998
            Sr. Vice President
            Corporate Controller
            (717) 231-5704


             KEYSTONE FINANCIAL ANNOUNCES PLANS FOR SHARE REPURCHASE

      HARRISBURG, PA., January 26 - Keystone Financial, Inc., (NMS, NASDAQ:KSTN), the fourth largest bank holding company headquartered in Pennsylvania, today announced plans for repurchasing up to 500,000 shares of common stock. Shares repurchased under the program are to be held as treasury stock for various corporate programs, including the funding of existing employee benefit and share related plans.

       "Building long-term value for our shareholders remains a key corporate objective," Carl L. Campbell, president and chief executive officer said. "The share repurchase program, supported by our strong financial position, furthers this objective and helps us manage our capital," he added.

      Keystone Financial, Inc., with assets of approximately $6.8 billion has seven member banks -- American Trust Bank, N.A., Cumberland, MD; Financial Trust Company, Carlisle, PA; Keystone Bank, N.A., Horsham, PA; Keystone National Bank, Lancaster, PA; Mid-State Bank, Altoona, PA; Northern Central Bank, Williamsport, PA; and Pennsylvania National Bank, Pottsville, PA; -- which together operate nearly 200 offices in Pennsylvania, Maryland and West Virginia.

      Keystone also operates Martindale Andres & Co., West Conshohocken, PA, a company providing investment management services, Keystone Financial Mortgage Co., Lancaster, PA, MMC&P, Pittsburgh, PA, a retirement benefit services firm, Keystone Financial Leasing Corporation, Exton, PA and Key Call Phone Banking Center, Cumberland, MD.

     For more information, visit the company's web site on the Internet at www.keyfin.com

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